SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 9, 2004
Date of report (Date of earliest event reported)

Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As announced on December 1, 2004, Security Capital Corporation (the “Company”) received a notice from the American Stock Exchange (the “AMEX”) Listing Qualifications staff (the “Staff”) on November 24, 2004 advising that, because the Company failed to timely file its Form 10-Q for the period ended September 30, 2004, as required pursuant to Sections 134 and 1101 of the AMEX Company Guide (the “Company Guide”), and because the Company’s audit committee does not have the requisite three independent members as required pursuant to Section 121B(2) of the Company Guide, the Company is no longer in compliance with the continued listing standards of the AMEX.  The Staff also noted that, pursuant to Section 1003(d) of the Company Guide, the Company’s failure to timely file its Form 10-Q is a material violation of the Company’s listing agreement with the AMEX.  As a result of the foregoing, the Company’s securities are subject to suspension and delisting from the AMEX.  In order to maintain its AMEX listing, the Staff required the Company to submit by December 6, 2004 a plan advising the Staff of the actions the Company has taken or plans to take in order to bring itself into compliance with the continued listing standards of the AMEX by no later than January 6, 2005.

On December 6, 2004, the Company submitted its plan of compliance (the “Plan”) to the AMEX.  On December 9, 2004, the AMEX notified the Company (the “Plan Acceptance Notice”) that it has accepted the Plan and granted the Company an extension of time to regain compliance with the AMEX’s continued listing standards on or before January 6, 2005.  The Company will be subject to periodic review by the Staff during the extension period.  Failure to make progress consistent with the Plan or to regain compliance with the AMEX’s continued listing standards by no later than January 6, 2005 will likely result in the Staff initiating delisting proceedings.  In addition, the Company is required to immediately provide the Staff with written notice if the Company determines that it has not made significant progress regarding the filing of the Company’s Form 10-Q.

The supplemental procedures being performed at the Company’s CompManagement, Inc. subsidiary previously announced by the Company on November 23, 2004 are continuing, and the Company expects to file its quarterly report on Form 10-Q for the quarter ended September 30, 2004 on or before the January 6, 2005 deadline imposed by the Staff.  The Company is also actively seeking to restore its audit committee to the required three independent members as soon as possible.  The Company believes that such actions will result in the Company regaining compliance with the AMEX’s continued listing standards.  If the Company is unable to file its Form 10-Q or restore its audit committee to three independent members by no later than January 6, 2005 (or otherwise fails to make progress consistent with its Plan), there can be no assurance that the AMEX will not initiate delisting proceedings.

On December 15, 2004, the Company issued a press release announcing its receipt of the Plan Acceptance Notice from the Staff.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)           Exhibits.

99.1                                                                           Press Release of Security Capital Corporation, dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2004

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
Name: William R. Schlueter
Title: Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated December 15, 2004.